Exhibit 5.1

30 September 2015

PRIVATE AND CONFIDENTIAL

To:                             Strongbridge Biopharma public limited company

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Ireland

Re:                               Strongbridge public limited company (the “Company”), a public limited company incorporated in Ireland under registered number 562659

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We have acted as Irish counsel for the Company in connection with the initial public offering (the “Transaction”) by the Company of certain new ordinary shares, with a nominal value of U.S$0.01 per share, in the capital of the Company (the “Shares”).

1.2                               The Company’s Registration Statement on Form F-1 (File No. 333-206654) originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on 28 August 2015, as subsequently amended under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion as the “Registration Statement”, and the prospectus included in the Registration Statement is referred to in this opinion as the “Prospectus”.

1.3                               This opinion is given solely for the benefit of the addressee of this opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

1.4                               This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland and, in relation to the opinion as to taxation set out in paragraph 2.2, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as it affects any jurisdiction (other than Ireland insofar as opined on herein). We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the documents listed in Schedule 2 (the “Transaction Documents”) or the transactions contemplated thereby.

1.5                               This opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

1.6                               In giving this opinion, we have relied upon the Corporate Certificate (as defined in Schedule 3) and the Searches (see paragraph 1.10 below).

1.7                               For the purpose of giving this opinion, we have examined originals or copies, facsimile copies, copies certified to our satisfaction or copies sent to us by email in pdf or other electronic format, as listed at Schedule 3 to this opinion.

1.8                               All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. References in this opinion to:

the “Companies Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force.

1.9                               No verification or enquiry has been made into any reference to non-Irish laws or legislation in the Transaction Documents or the meaning or effect thereof and phrases used in the Transaction Documents have been construed by us as having the meaning and effect they would have if the Transaction Documents were governed by Irish law.

1.10                        For the purpose of giving this opinion, we have caused to be made the following legal searches against the Company on 30 September 2015 (the “Searches”), as is customary for legal advisers to do in Ireland:

(a)                                 on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.11                        This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

1.12                        This opinion speaks only as of its date. We assume no obligation to update this opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practices of the Irish Revenue Commissioners which may occur after the date of this opinion.

1.13                        As regards certain U.S. laws, legal opinions are being provided by Reed Smith LLP.

1.14                        No opinion is expressed as to the taxation consequences of the Transaction, the Transaction Documents or the transactions contemplated thereby, save as set out in paragraph 2.2. The opinion given in that paragraph is confined to and given in all respects on the basis of the laws of Ireland relating to tax in force as at the date hereof as currently applied by the courts of Ireland and on the basis of our understanding of the current practice of the Irish Revenue Commissioners.

1.15                        No assumption or qualification in this opinion limits any other assumption or qualification herein. Headings to paragraphs or subparagraphs of this opinion are for convenience only and do not affect the construction or interpretation hereof.

2.                                      Opinion

Subject to the assumptions in Schedule 1, we are of the opinion that:

2.1                               the issue of the Shares, in accordance with the terms of the Registration Statement and the Prospectus, will, on: (i) the allotment and issuance of the Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Shares have been issued credited as fully paid), and (ii) the subscription and payment therefor, by the relevant subscribers in accordance with the constitution of the Company and in the manner provided for by the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable (which term, when used herein, means that the holders of such Shares are not liable, solely by virtue of holding such Shares, for additional assessments or calls on such Shares by the Company or its creditors); and

2.2                               based upon the foregoing and subject to the limitations set forth in the Registration Statement, the discussion of Irish tax matters contained in the Prospectus forming part of the Registration Statement under the heading “Taxation — Irish Tax Considerations”, to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations set forth therein, represents our opinion of the material Irish tax consequences of the ownership and disposition of the Shares by the persons described therein.

3.                                      Disclosure

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

4.                                      No Refresher

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

Yours faithfully,

/s/ ARTHUR COX
ARTHUR COX

Schedule 1

Assumptions

For the purpose of giving this opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

1.                                      The truth, completeness, accuracy and authenticity of any letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, the genuineness of all signatories, stamps and seals thereon, and (in the case of copies) that each copy conforms to the originals which themselves are authentic and genuine and that each original was appropriately authorised and executed in the manner appearing on any copy.

2.                                      That, where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this opinion, the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.                                      That the final version of each of the Transaction Documents have been, or will be, presented to each of the parties thereto for signature, that they, and where relevant the documents examined by us and listed in Schedule 3, have been, or will be, executed in a form and content having no material difference to the final version of each draft Transaction Document, or other document, provided to us; that they have been, or will be, delivered by the parties thereto; that they are not, and will not be, subject to any escrow or other similar arrangements and that the terms thereof are being, and continue to be, observed and performed by the parties thereto.

4.                                      That the Transaction Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto.

5.                                      That the Corporate Certificate fully and accurately states the position as to the matters of fact referred to therein and that the position as stated therein in relation to any factual matter pertains as of the date hereof.

6.                                      That the copies produced to us of minutes of meetings, extracts of minutes of meetings, resolutions and/or written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with any of their duties, breach of which could give rise to the Transaction being avoided, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

7.                                      The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

8.                                      That any signatures on the Transaction Documents and any other documents of any kind provided for the purposes of this opinion are the signatures of the persons who they purport to be.

Accuracy of searches and warranties

9.                                      The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this opinion and has not since the time of such search or enquiry been altered. In this regard, it should be noted that the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for and it should be noted that searches at the Registrar of Companies in Dublin do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company.

10.                               That there has been no alteration in the status or condition of the Company as disclosed by the Searches.

11.                               The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents and any other documents provided for the purpose of this opinion at the time they were made and at all times thereafter.

12.                               That no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue and sale of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish law.

Registration Statement and the Shares

13.                               That when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act.

14.                               That a complete final prospectus will have been prepared and filed with the SEC describing the Shares offered thereby.

15.                               That all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement and the appropriate prospectus supplement.

16.                               That a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto.

17.                               That the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law.

18.                               That, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the Companies Act and articles of association of the Company, is in full force and effect.

19.                               That the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Act and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired.

20.                               That the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the articles of association of the Company, the Companies Act and the terms of issue of such securities.

21.                               That from the date of the shareholders’ and board resolutions set out in the schedule to this opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions.

SCHEDULE 2

Transaction Documents

1.                                      The Underwriting Agreement

2.                                      The Prospectus

3.                                      The Registration Statement

SCHEDULE 3

Documents Examined

Searches

1.                                      The results of the Searches comprising legal searches against the Company on 30 September 2015:

(a)                                 on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

The Transaction Documents

2.                                      The Transaction Documents.

The Company

3.                                      A copy of the certificate of incorporation of the Company dated 26 May 2015 and a copy of the certificate of incorporation on change of name of the Company dated 4 September 2015.

4.                                      A copy of the certificate of a public company entitled to do business of the Company dated 28 May 2015.

5.                                      A copy of the amended constitution of the Company as adopted by resolution of the shareholders of the Company dated 3 September 2015, effective 9 September 2015.

6.                                      A corporate certificate (the “Corporate Certificate”) of the Chief Financial Officer of the Company dated the date of this opinion.

7.                                      A copy of the minutes of board meetings of the Company held on 3 September 2015, 4 September 2015 and 9 September 2015.

8.                                      A copy of the draft resolutions of the Board of Directors of the Company to be passed in substantially the same form prior to the Transaction becoming effective.

9.                                      A copy of the written shareholder resolutions of the Company dated 6 August 2015.

10                                  A copy of the shareholder resolutions of the Company passed at the extraordinary general meeting of the Company held on 3 September 2015.

11.                               Letter of Status from the Irish Companies Registration Office dated 30 September 2015.